SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): January 31, 2012

American Sands Energy Corp.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-53167	87-0405708
(State or Other Jurisdiction of Incorporation)	Commission File Number	(IRS Employer Identification No.)

4760 South Highland Drive, Suite 341, Salt Lake City, Utah	84117
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (801) 699-3966

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 1.01 Entry into a Material Definitive Agreement.

In response to the disclosure required pursuant to this item, the information set forth in Item 3.02 below is incorporated herein.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

In response to the disclosure required pursuant to this item, the information set forth in Item 3.02 below is incorporated herein.

Item 3.02 Unregistered Sales of Equity Securities.

On January 31, 2012, the Company completed its non-public offering of 10% convertible promissory notes (the “Notes”) and warrants exercisable through April 30, 2014 (the “Warrants”). The Notes bear interest at the rate of 10% per annum. Principal and interest on the Notes will be due and payable on or before April 30, 2014. The Notes are subject to prepayment by the Company upon 30 days’ prior notice. The Warrants are exercisable in whole or in part at any time through April 30, 2014, at $0.50 per share. The Company sold Notes in the aggregate amount of $1,515,000 which are convertible into 3,030,000 shares of common stock of the Company, and Warrants to purchase a total of 3,038,667 common shares. The rate of conversion of the Notes and the exercise feature of the Warrants reflect the one-for-two reverse stock split effective October 19, 2011. These securities were sold without registration under the Securities Act by reason of the exemption from registration afforded by the provisions of Section 4(6) and/or Section 4(2) thereof, and Rule 506 promulgated thereunder, as a transaction by an issuer not involving any public offering. Each of the purchasers of the Notes and Warrants was an accredited investor as defined in Regulation D. These Notes and Warrants have not been and will not be registered under the Securities Act and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. Copies of the 10% convertible promissory note and the warrant used in this offering are included herewith as exhibits to this report.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
99.1	Form of 10% Convertible Promissory Note
99.2	Form of Warrant

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

American Sands Energy Corp.

Date: February 3, 2012	By:	/s/ William C. Gibbs
William C. Gibbs, President

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